UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2016 (March 29, 2016)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, Dr. Eli Jones informed Insperity, Inc. (the “Company”) of his decision not to stand for re-election to the board of directors of the Company (the “Board”) and to retire from the Board at the Company’s 2016 annual meeting of stockholders in order to focus on his other professional commitments. Dr. Jones also serves as Chair of the Company’s Compensation Committee and is a member of the Company’s Nominating and Corporate Governance Committee. Dr. Jones’s decision not to stand for re-election is not due to any disagreements with the Company on any matter related to its operation, policies or practices. Dr. Jones has served on the Board since 2004. The Board has not yet set a date for the Company’s 2016 annual meeting of stockholders.

A copy of the press release issued by the Company regarding this event is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1 — Press release issued by Insperity, Inc. on April 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:     /s/ Daniel D. Herink
Daniel D. Herink
Senior    Vice President of Legal, General Counsel and Secretary

Date: April 4, 2016
EXHIBIT INDEX

Exhibit
No.    Description

99.1     Press release issued by Insperity, Inc. on April 4, 2016